Lease Agreement

Lessor (hereinafter referred to as Party A): Liuzhou Taiyuan Steel and Iron Products Co., Ltd.

Lessee(hereinafter referred to as Party B): Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd.

Part A and Party B enter into this agreement through friendly consultation in regards to leasing the workshop, office building and multiple–use building legally owned by Party A to Party B.

1.
Party A will lease to Party B his standard workshop, office building, and multiple–use building (correctively “leasehold”) , which are located at No.20, Xinxing Road, New Industry Park, Liujiang County, Liuzhou City. (auxiliary facilities are presented in Exhibit A )

a)	The area of office building is about 1,002 ㎡ and shall be used for office work.

b)	The area of multiple–use building is about 1,000 ㎡ and shall be used as rest room for employees.

c)	The area of No.1 workshop is about 4,090 ㎡ while No.2 workshop is about 2,055 ㎡. They are used as production workshop.

d)	One set of voltage transformation power distribution cabinet of 250 KVA.

e)	No.1 workshop: 2 sets of mono bean 10t bridge crane 24 meters span.

1.	No.2 workshop: 1 set of mono bean 10t bridge crane 24 meters span.

f)	Wall of the plant.

2.	Lease term

The lease term is two years dated from March 8, 2010 to March 7, 2012. When the term expires, Party A is entitled to take back the leasehold and auxiliary facilities. Party B shall return them to Party A in time.

If Party B requests to renewal the lease agreement, Party B should provide a written notice to Party A in three months prior to the expiration. The lease agreement can be renewal and signed with content of Part A. Party B has priority right to renew upon expiry if Party A continues to lease its leasehold.

3.	Security deposit and rental

a)
Security deposit for leasing

The security deposit hereunder is RMB100,000 and shall be paid to Party A by Party B on the date this agreement is entered into. When the lease term is terminated, upon receipt of all rental and return of leaseholds and auxiliary facilities from Party B, Party A shall return the security deposit to Party B without any interest within 5 days.

b)
Rental

Both parties agrees to calculate the rental based on the total area of 8,147 ㎡, with rental of RMB9/㎡ and RMB73,323 per month.  The annual rental is fixed for first two years and the rental is paid quarterly. Party B shall pay the rental quarterly to Party B’s bank account in the Agricultural Bank of China by cash in a week prior to the end of each quarter. The bank account No. is 6228450850000989917. Party shall provide the invoice to Party B upon receipt of the payment.

4.
Party A represents that the ownership of leasehold and land aforesaid is clarified. The leasehold is used for production of auto parts, office working, management and backup management of some employees. Party B is not allowed to change the use of leasehold at his own decision.

5.	In the period of lease term, Party B promises:

a.	The leasehold hereunder is with electricity, water and good transportation.

b.	to maintain and repair the leasehold, except for damage caused by improper use of Party B.

c.	Party A shall notify Party B six months in advance if he sells or pledges the property hereunder.

6.	In the period of lease term, Party B promises:

a.
No change of the structure of the property. Party B can make change to the property or add other facilities, provided the written consent of Party A. The expense incurred shall be responsible by Party B. If Party B infringes this term, the loss or damage incurred shall be responsible by Party B.

b.	Party B shall not lease the leasehold to any third party or exchange it for use with any third party; No pledge or assignment of the leasehold and land hereunder.

c.	Party B shall assist Party A in the regular property examination, repair and maintenance.

d.	Party B shall undertake all the expenses in associated with water, electricity, sanitation, and property management etc., during the lease term.

e.
Party B shall use and maintain the leasehold and auxiliary facilities appropriately. In case of damage of leasehold and auxiliary facilities caused by party B, Party B shall make repairs immediately or bear the compensation accordingly.

f.	Party B shall not carry on illegal activities or store hazardous materials in use of the leasehold.

g.
Party B shall be responsible for the environment protecting and dispose the waste water, waste gas and garbage properly according the requirements of related regulations and rules. Any loss caused by infringement of Party B shall be undertaken by Party B.

7.
a. Party B is responsible for the management, proper use and maintenance of the leasehold and auxiliary facilities as well as the elimination of any potential risk. Otherwise, Party B shall undertake all the responsibilities and make up the loss of party A.

b. the workshop, office building and multi-use building are installed and arranged with necessary facilities such as electricity, and water pipe etc. Party B is not allowed to change it at his own decision. If necessary, he may change it with written consent of Party A.

8.	The expense for installation of anti-theft system in the plant shall be undertaken by Party B.

9.
In the period of lease, Party B shall comply with Fire Prevention Law of the People's Republic of China and related regulations. If Party B fails to comply, any loss caused herein shall be undertaken by Party B.

10.
When the lease agreement expires and Party B decides not to renewal, Party B shall return the leasehold and auxiliary facilities which are in good condition to Party A. For any damage or lost of the leasehold, Party B should repair or make compensation to Party A. Party B shall move out within five days upon expiration of lease term and clean the property. For the inventory of property in the plant without consent of Party A, Party A has the right to charge Party B liquidated damage, which is 5% of monthly rental, and dispose the property in ten days.

11.	This lease agreement terminates upon expiration of lease term.

12.
 Liability for breach of this lease agreement:
a. if one party infringes the terms hereunder or rules and regulations in relation, the other party has the right to terminate this agreement. It is the responsibility of this party to bear the loss caused.

b. If Party B fails to pay the rental in time, Party A has the right to charge Party B penalty of 5% of monthly rental by day.

c. If party B delays payment for two months, Party A has the right to terminate the agreement and take back the leasehold and auxiliary facilities.

13.	Both parties shall not be responsible for any loss or termination of agreement caused by act of God. Act of God represents unpredictable, unavoidable situation and incidents.

14.	Any disputes arising from the contract shall be solved through consultation. In case no resolution is reached, either party can bring a lawsuit before the court.

15.	the tax related to lease of leasehold hereunder in the period of lease is undertaken by Party A, while the tax related to production, operation and other business activities is undertaken by Party B.

16.	Party A’s Property Ownership Certificate regarding the leasehold is in the process of examination and shall be approved within approximately 6 months.

17.	In case of anything not covered here, supplementary clauses will be formed which have the same effect as those in this agreement.

18.	This agreement in four copies. Party A and Party B hold two copies respectively.

19.	This agreement comes into effect upon signature or seal of both parties and receipt of security deposit and first rental by Party A from Party B.

Exhibit A: list of auxiliary facilities

Dated this 8th day of March, 2010

Lessor (hereinafter referred to as Party A): Liuzhou Taiyuan Steel and Iron Products Co., Ltd. (seal and stamp)
Representative: You Zuyang
Title: General Manager
Chinese ID No.: 450205196109200713
Tel: 13807721742

Lessee(hereinafter referred to as Party B): Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd. (seal and stamp)
Representative: Ke Zunsheng
Title: General Manager
Chinese ID No.: 422622196610090014
Tel: 13367625688

Exhibit A: list of auxiliary facilities

This exhibit hereunder is attached to the lease agreement signed between Liuzhou Taiyuan Steel and Iron Products Co., Ltd. and Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd.

No.	Item Name	Dimension	Unit	Quantity	Unit Price (RMB)	Amount (RM B)
01	office desk GJU5E321	3.2m*1.13m*0.76m	set	1	6900	6900
02	office chair FQL FA121-H		set	1	1230	1230
03	office chair FQL FE200		set	2	428	856
85604	sofa AML083	1+1+3	set	1	3670	3670
05	Bookcase ZTL UAG103	1.35m*0.4m*2.08m	group	2	2280	4560
06	Bookcase ZTL UAG202	0.9*0.4*2.08 ( 2 doors)	group	1	1520	1520
07	Tea table	Length: 1.3m*0.8m (table top B-25)	set	1	530	530
08	JX T-07	Width: 0.65m*0.65m (table top B-25)	set	1	380	380
09	Tea cabinet ZTLU-096	1.2m*0.4m*0.8m	group	2	740	1480
10	Office desk HJ A 6B221	2.2m*10.5m*0.76m	set	2	2175	4350
11	Office chair MX8205		set	2	720	1440
12	Office chair YL A919		set	2	275	550
13	Sofa MX8511	Three seats	set	2	1430	2860

14	Tea table ZJ H-407	1.2m*0.6m*0.45m	set	2	720	1440
15	Bookcase ZTL UM6905	2.26m*0.4m*2.08m	set	2	2750	5500
16	Sofa WD618	1+3	set	1	1100	1100
17	Tea table WP YT-G07	Length+width	set	1	800	800
18	Swivel chair YGL 222		set	2	560	1120
19	Filing cabinet WP-15	0.85m*0.38m*1.85m	group	3	578	1734
20	Swivel chair ML 2218A		set	8	250	2000
21	Tea cabinet ZTL U-05	0.8m*0.4m*0.85m	group	1	530	530
22	Conference desk HD JM207	￠900*750H	set	1	450	450
23	Swivel chair YL 8643		set	4	148	592
24	Screen 45 (Financial Dep.)	1.5m*1.1m	group	2	1072	2144
25	Screen 45 (Staff room)	1.5m*1.1m	group	8	1208	9664
26	Side panel of screen		piece	3	60	180

Note:

1.	3 sets of mono bean 24 meters span;

2.	1 set of 250 KVA voltage transformer power cabinet;

3.	Each washroom of the office building is installed with a faucet and basin;

4.	Each washroom of the multiple-use building is installed with a basin, faucet and sprinkler.

5.	Totally 64 extinguishers: 12 in the office building with 4 distributed in each floor, 12 in the multiple-use building with 4 distributed in each floor, 22 in No.1 workshop, and 18 in No.2 workshop.

6.	Each window in the second floor of office building is installed with curtain.